EXHIBIT 11.1

           SUNRISE INTERANATIONAL LEASING CORPORATION AND SUBSIDIARIES

                         PER SHARE EARNINGS COMPUTATIONS

                                               Three Months Ended              Nine Months Ended
                                               December 31, 1998               December 31, 1998
                                              1998            1997           1998           1997
                                          ----------------------------------------------------------
Basic Earnings Per Share:

   Weighted average number of
     common shares outstanding             7,585,000       7,788,000       7,736,000       7,616,000
                                          ----------------------------------------------------------

       Net income                         $  941,000      $  835,000      $2,444,000      $2,669,000
                                          ==========================================================
       Net income per common and
         common equivalent share          $     0.12      $     0.11      $     0.32      $     0.35
                                          ==========================================================

Fully Dilutive Earnings Per Share:

   Weighted average number of              7,585,000       7,788,000       7,736,000       7,616,000
   Common stock equivalents
     from assumed exercise of
     options and warrants                     40,000           6,000          31,000          15,000
                                          ----------------------------------------------------------
       Total shares                        7,625,000       7,794,000       7,767,000       7,631,000
                                          ==========================================================

       Net income                         $  941,000      $  835,000      $2,444,000      $2,669,000
                                          ==========================================================

       Net income per common
         and common equivalent share      $     0.12      $     0.11      $     0.31      $     0.35
                                          ==========================================================

Net income per common and common equivalent share is computed using the weighted average number of shares outstanding during each period.